AMENDMENT NO. 1 TO MARKETING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MARKETING SERVICES AGREEMENT (this “Amendment”), dated as of October 13, 2010, by and among Atrinsic, Inc., a Delaware corporation, with its principal place of business located at 469 7th Avenue, 10th Floor, New York, NY, 10018 (“Atrinsic”) and Brilliant Digital Entertainment, Inc., a Delaware corporation with its principal place of business located at 12711 Ventura Boulevard, Suite 210, Studio City, CA 91604 (together with and on behalf of its subsidiaries, including but not limited to Altnet, Inc., a Delaware corporation, “BDE”).  Atrinsic and BDE may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Atrinsic and BDE have entered into that certain Marketing Services Agreement, dated as of March 26, 2010, but effective as of July 1, 2009 (as may be further amended, modified or supplemented from time to time, the “Marketing Services Agreement”), pursuant to which Atrinsic provides certain marketing services to BDE in connection with BDE’s marketing, promotion and advertising of its Kazaa-branded content subscription service, as further described therein;

WHEREAS, in connection with the Parties entry into that certain Asset Purchase Agreement on even date herewith, the parties desire to amend the Marketing Services Agreement as provided herein; and

WHEREAS, Atrinsic and BDE are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Atrinsic and BDE do hereby agree as follows:

SECTION 1.  DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Marketing Services Agreement.

SECTION 2.  AMENDMENTS TO THE MARKETING SERVICES AGREEMENT.

Atrinsic and BDE hereby agree that the Marketing Services Agreement is hereby amended as follows:

1.            Section 1.5 is hereby amended and restated in its entirety to read as follows:

1.5    Content Services.  Content Services shall be defined as all products and services offered or provide by BDE in connection with its Kazaa-branded content subscription service.

2.            Section 2 is hereby amended and restated in its entirety to read as follows:

2.           Exclusivity and Services.

2.1.           Exclusivity. Subject to the terms and conditions of this Agreement, BDE hereby grants to Atrinsic any and all licenses, rights and permissions necessary for Atrinsic to perform the Marketing Services during the Term.  Atrinsic shall be the exclusive provider of the Marketing Services to BDE and, during the Term, BDE shall not engage in any discussions or negotiations or enter into any agreement with any other party for the provision of services which are the same as or similar to the Marketing Services.

2.2.           Marketing Services. During the Term, Atrinsic shall be responsible for all Marketing Services, strategy, development, execution and development and operation of the Ancillary Websites and for the development and distribution of advertisements in connection with the Marketing Services. Atrinsic shall have the exclusive right to place advertisements for the Content Services on the Ancillary Websites.  Atrinsic shall provide the Marketing Services in compliance with all applicable Federal Trade Commission (“FTC”) Rules and Regulations, the CAN-SPAM Act of 2003 (the “CAN-SPAM Act”), Mobile Marketing Association (“MMA”) Guidelines and other applicable state and federal laws, each as amended and current at the time of the applicable Marketing Services.  Additionally, Atrinsic shall use its commercially reasonable efforts to provide the Marketing Services in a manner such that BDE and its Content Services offerings are not listed on the “blacklists” of anti-spam service providers such as McAfee; in the event BDE and/or its Content Services are included on such a list, Atrinsic shall use commercially reasonable efforts to remove BDE from such list within thirty days.  BDE shall provide Atrinsic with any and all information, materials, products and services needed to perform its obligations hereunder.

3.            Section 3.1 is hereby amended and restated in its entirety to read as follows:

3.1           Performance Fees.  Atrinsic shall pay to BDE advances equal to the amount of pre-approved and mutually agreed costs and expenses incurred by BDE in connection with the provision of Marketing Services during the Term of this Agreement (the “Advances”). The Advances shall be recoupable, on a dollar for dollar basis, as provided below.  BDE shall pay to Atrinsic a marketing fee (collectively, the “Fee”) as follows:  (i) all amounts noted in the pre-approved Marketing Service budget plans presented by Atrinsic in advance, which include a detailed marketing budget and a targeted CPA; plus (ii) any pre-approved direct costs related to the Marketing Services, including but not limited to all Advances.  For the period beginning on the Effective Date through August 31, 2009, the “Fees” with respect to such period shall be determined between the parties in good faith (without regard to the process noted above), which such Fees shall be determined by August 30, 2009.  Within thirty (30) days following the last day of each calendar month, Atrinsic shall provide to BDE a written report stating the number of Confirmed Leads provided by Atrinsic during the preceding month and calculating the aggregate Fees (the “Report”).  Representatives of Atrinsic and BDE shall meet on a monthly basis to review the Report and discuss and determine the projected and budgeted Fees and targeted number of Confirmed Leads for the following month, which such Fees may not be exceeded by Atrinsic without the approval of BDE.  In the event BDE disputes the accuracy of the Confirmed Leads or the calculation of any Fee, BDE must notify Atrinsic of such dispute within 30 days following the delivery of the Report.  Thereafter, the Report shall be deemed accepted by BDE.  The parties will use their commercially reasonable efforts to resolve such dispute prior to the date such Fees are due; provided, however, in the event that such dispute is not resolved, the reported Fees shall remain due and payable.  Fees not otherwise recouped by Atrinsic pursuant to the Master Services Agreement (the “Master Services Agreement”) between Atrinsic and BDE of even date herewith (the “Unrecouped Fees”) shall be due and payable by BDE only upon the termination of this Agreement by Atrinsic pursuant to Section 10.1(i) hereof.  For avoidance of doubt, BDE shall only be obligated to pay Unrecouped Fees (if any) in the event of termination by Atrinsic pursuant to Sections 10.1(i), but not upon the expiration of the Term of this Agreement.

4.            The first line of Section 4.1 is hereby amended to strike the word “non-exclusive” and replace it with the word “exclusive”.

5.            The second parenthetical contained in Section 4.2 is hereby amended and restated to read as follows: “(in all cases other than the BDE Marks, Website, Brand and/or Content services themselves)”.

6.            Section 5.1 is hereby amended and restated in its entirety as follows:

5.1           Ownership.  Atrinsic shall be the sole owner of any and all Subscriber information collected by or through the Website or in connection with the Content Services or any party thereof during the Term (collectively, the “Customer Data”).

7.            Section 9 is hereby amended to strike the phrase “three (3) years” and replace it with the phrase “thirty (30) years”.

SECTION 3.  MISCELLANEOUS.

1.            Except as expressly set forth in this Amendment, all of the terms of the Marketing Services Agreement shall remain in full force and effect.

2.            This Amendment may be executed in several counterparts (including by means of telecopied or facsimile signature pages), each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to Marketing Services Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PARTIES:

Brilliant Digital Entertainment, Inc.

/s/ Kevin Bermeister

Name:	Kevin Bermeister
Title:	CEO

Atrinsic, Inc.

/s/ Thomas Plotts

Name:	Thomas Plotts
Title:	CFO